Exhibit 99.1

FOR IMMEDIATE RELEASE

SOURCE INTERLINK COMPANIES TO ACQUIRE
PRIMEDIA’S ENTHUSIAST MEDIA SEGMENT

- Transaction creates vertically-integrated media company with leading content and a powerful distribution and merchandising platform -

- Company expects transaction to be accretive to adjusted earnings per share exclusive of one time costs -

- Conference call scheduled for today, May 14th, at 9:00 a.m. ET -

Bonita Springs, FL, May 14, 2007 - Source Interlink Companies, Inc. (NASDAQ: SORC), a leading provider of merchandising and fulfillment services for home entertainment products, is pleased to announce that it has signed a definitive stock purchase agreement to acquire PRIMEDIA Inc.’s (NYSE: PRM) Enthusiast Media division (EM) for approximately $1.2 billion.  The all-cash transaction combines EM’s industry-leading magazine content portfolio, containing over 70 magazine titles and 90 Web sites, with Source Interlink’s premier magazine distribution and merchandising platform, creating a leading vertically integrated media, publishing, merchandising and distribution company.

To fund the acquisition, Source Interlink has secured a financing commitment from Citigroup Global Markets, Inc.

EM is one of the largest providers of print and digital media content to the enthusiast community, with more than 70 magazine titles, 90 Web sites, over 65 events, a television program, and 400 branded products.  It is the #1 special interest magazine publisher in the U.S., and its portfolio of well-known niche magazine titles and content brands includes: Motor Trend magazine, Automobile magazine, Hot Rod magazine, Lowrider magazine, Soap Opera Digest and Soap Opera Weekly magazines, Power & Motoryacht magazine and, Surfer and Snowboarder magazines.

For fiscal year 2006, EM had revenues of $524.8 million. Source Interlink estimates that the combined companies generate approximately $2.4 billion in revenue and more than $180 million in EBITDA on an annualized basis. Source Interlink expects the transaction to be accretive to adjusted earnings per share exclusive of one time costs.

The transaction is expected to close mid-summer, and is subject to regulatory approvals and other customary closing conditions.  Following the completion of the transaction, EM will operate as a division of Source Interlink and will be headed by Steve Parr, EM’s current president. He will report to Michael Duckworth, Chairman of Source Interlink.

Michael Duckworth commented, “Our review of strategic alternatives is complete and our direction is clear.  Over the last several years Source has driven the consolidation of a fragmented and inefficient channel for the distribution and merchandising of home entertainment content at retail and the newsstand. This acquisition is a first step to leverage what we have built by transforming Source into a fully integrated media company with both print and digital content.  EM’s industry-leading special interest magazine titles and consumer Web sites diversifies our earnings streams and accelerates our growth.  Under the leadership of Steve Parr, EM has developed a strategy for growth that capitalizes on the changes taking place in the media environment.  We welcome Steve and his team to Source and we look forward to building on the solid foundation they have created.”

“We are delighted with the end result of this process,” said Dean Nelson, CEO of PRIMEDIA.  “We are able to emerge from this auction virtually debt free and completely focused on our Consumer Source business.  At the same time, we believe that Source Interlink will be a terrific home for our Enthusiast Media Group and will continue to thrive under their ownership.  We thank the EM team for their hard work and commitment and we wish Steve Parr and the entire team all the best.”

Transaction Conference Call:

Source Interlink management will host a conference call today, May 14, 2007 at 9:00 a.m. ET to discuss today’s announcement.  To access the teleconference, please dial 866-672-2663
(U.S. callers) and 973-582-2772 (Int’l callers) ten minutes prior to the start time. The teleconference will also be available via live webcast on the Company’s Web site at www.sourceinterlink.com. A replay of the conference call will be available through Monday, May 21, 2007, that can be accessed by dialing 877-519-4471 (U.S. callers) or 973-341-3080 (Int’l callers), passcode: 8805182. The webcast will also be archived on www.sourceinterlink.com for 30 days.

About Source Interlink Companies, Inc.

Source Interlink Companies is a leading marketing, merchandising and fulfillment company of entertainment products, including DVDs, music CDs, magazines, books and related items. The Company’s fully integrated businesses include:

•                  Distribution and fulfillment of entertainment products to major retail chains throughout North America and directly to consumers of entertainment products ordered through the Internet

•                  Import and export of periodicals sold in more than 100 markets worldwide

•                  Coordination of product selection and placement of impulse items sold at checkout counters

•                  Processing and collection of rebate claims as well as management of sales data obtained at the point-of-purchase

•                  Design, manufacture and installation of wire fixtures and displays in major retail chains

•                  Licensing of children’s and family-friendly home entertainment products

Source Interlink serves approximately 110,000 retail store locations throughout North America. Supply chain relationships include movie studios, record labels, magazine and newspaper publishers, confectionary companies and manufacturers of general merchandise. For more information, please visit the company’s website at http://www.sourceinterlink.com.

About PRIMEDIA Inc.

PRIMEDIA Inc. is the parent company of Consumer Source Inc., the #1 publisher and distributor of free consumer guides in the U.S. with Apartment Guide, Auto Guide, and New Home Guide, distributing free consumer publications through its proprietary distribution network, DistribuTech, in more than 60,000 locations. Consumer Source owns and operates leading websites including ApartmentGuide.com, AutoGuide.com, NewHomeGuide.com; and America’s largest online single unit rental property business, comprised of RentClicks.com, RentalHouses.com, HomeRentalAds.com, and Rentals.com.

Safe Harbor Statement-Source Interlink:

This press release contains certain “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and the U.S. Private Securities Litigation Reform Act of 1995, including statements relating to, among other things, (i) timing of the transaction, (ii) future business plans, strategies and financial results, and (iii) growth potential.

These forward-looking statements reflect Source Interlink’s current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause future events, achievements or results to differ materially from those expressed by the forward-looking statements. Factors that could cause actual results to differ include: (i) the challenges and costs of closing, integration and restructuring, (ii) interest rate volatility and the impact of a significant increase in the Company’s debt service obligations, (iii) market acceptance of and continuing retail demand for physical copies of magazines, books, DVDs, CDs and other home entertainment products, (iv) our ability to realize additional operating efficiencies, cost savings and other benefits from the acquisition, (v) an evolving market for entertainment media, (vi) regulatory or other delays in completing the proposed purchase in a timely manner or at all, (vii) the challenges maintaining relationships with suppliers; (viii) adverse changes in general economic or market conditions; (ix) the ability to attract and retain employees pending consummation of the transaction; (x) intense competition in the marketplace and (xi) other events and other important factors disclosed previously and from time to time in Source Interlink’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 25, 2007.

Source Interlink does not intend to, and disclaims any duty or obligation to, update or revise any forward-looking statements or industry information set forth in this press release to reflect new information, future events or otherwise.

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Contacts:

For Source Interlink:

Investors:

Dean Heine

Source Interlink Companies, Inc.

239-949-4450

dheine@sourceinterlink.com

Media:
Nancy Zakhary

Brainerd Communicators, Inc.

212-986-6667

nancy@braincomm.com

For PRIMEDIA:

Investors:

Eric Leeds

PRIMEDIA Inc.

212-745-0634

eric.leeds@primedia.com

Media:
Elliot Sloane

Sloane & Company

212 446 1860

esloane@sloanepr.com